SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): January 11, 1999


                       TUMBLEWEED, INC.
        (Exact name of registrant as specified in charter)


     Delaware               333-57931            61-1327945
  (State or other   (Commission File Number)    (IRS Employer
  jurisdiction or                               Identification
  incorporation)                                No.)

   1900 Mellwood Avenue
   Louisville, Kentucky                             40206
  (Address of principal executive offices)       (Zip Code)

  Registrant's telephone number, including area code: (502)426-4351

                               N/A
                  (Former name or former address
                  if changed since last report.)


             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events

     On January 11, 1999, Tumbleweed, Inc. completed its initial public offering of common stock. The Company sold 776,402 shares at the offering price of $10 per share in a direct offering of its common stock to the public, raising a total of $7,764,020.

     On January 1, 1999, the merger of Tumbleweed, LLC into Tumbleweed, Inc. became effective. The merger reorganized Tumbleweed, LLC, which had owned, franchised or licensed the 42 Tumbleweed Southwest Mesquite Grill & Bar restaurants, into a corporation for purposes of the stock offering. In the reorganization, the membership interests of the approximately 80 former members of Tumbleweed, LLC were converted into a total of 5,105,000 shares of common stock. As required by the Tumbleweed, LLC operating agreement, the former Class B members made additional cash contributions of $747,500 in connection with the reorganization.

                            SIGNATURE

       Pursuant to the requirements of the Securities Exchange
  Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                TUMBLEWEED, INC.


                                By: /s/James M. Mulrooney
                                    James M. Mulrooney
                                    Executive Vice President
                                     Chief Financial Officer

                                Date: January 28, 1999